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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors of
Auto-Q International, Inc.



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 14, 2001, in the Registration Statement on Form SB-2 (File No. 333-64528) and related Prospectus of Auto-Q International, Inc.



                       Mahoney Cohen & Company, CPA, P.C.



New York, New York
March 4, 2002